                                            Registration No.____________________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              DSP Technology Inc.
        --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             California                                94-2832651
----------------------------------------  --------------------------------------
     (State or other jurisdiction          (I.R.S. employer identification no.)
   of incorporation or organization)

                                48500 Kato Road
                               Fremont, CA 94538
         ------------------------------------------------------------
             (Address of principal executive offices)  (Zip code)

                              DSP TECHNOLOGY INC.
                           1991 STOCK OPTION PLAN AND
                       INDIVIDUAL STOCK OPTION AGREEMENTS
                             WITH MR. MICHAEL FORD
                  ------------------------------------------
                            (Full title of the plan)

                             Jose M. Millares, Jr.
                            Chief Financial Officer
                              DSP Technology Inc.
                                48500 Kato Road
                               Fremont, CA 94538
         ------------------------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  510/657-7555

This registration statement, including all exhibits and attachments, contains 9 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                                Proposed      Proposed
Title of                                                         maximum       maximum
securities                                           Amount     offering      aggregate      Amount of
to be                                                to be      price per     offering      registration
registered/1/                                      registered     share         price           fee
--------------------------------------------------------------------------------------------------------
1991 Stock Option Plan
----------------------
Common Stock                                          187,414     $5.38     $1,008,287.32      $305.54
                                                       73,520     $6.41     $  471,263.20      $142.81
                                                       49,066     $5.50     $  269,863.00      $ 81.78
Stock Option Agreements with Mr. Michael Ford
---------------------------------------------
Common Stock                                            3,000     $6.75     $   20,250.00      $  6.14
                                                        3,000     $5.75     $   17,250.00      $  5.23
TOTAL                                                 316,000               $1,786,913.52      $541.50
                                                                            -------------      -------

-----------------------
/1/ The securities to be registered include options to purchase such Common Stock. The offering prices are estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. With respect to shares to be issued under outstanding options, the price is based upon the exercise price. With respect to the remaining shares, the price is based upon the average of the high and low prices of the Common Stock on April 28, 1997, as reported on the National Association of Securities Dealers Automated Quotations System.

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                       ---------------------------------
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

         DSP Technology Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended January 31, 1997 as filed with the Securities and Exchange Commission ("Commission") on May 1, 1997.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------   -------------------------

         The class of securities offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         Inapplicable.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

         Section 204 of the General Corporation Law of the State of California authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duty; directors continue to be subject to equitable remedies such as injunction or rescission. Under California law, a director also continues to be liable for (1) a breach of his or her duty of loyalty, (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (3) illegal payments of dividends and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws. Section 317 of the General Corporation Law of the State of California provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnity such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.
Section 317 also provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

     The Company's Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

         Inapplicable.

Item 8.  Exhibits
------   --------

         See Exhibit Index.

Item 9.  Undertakings
------   ------------

         (a)  Rule 415 Offering
          -----------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration

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statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent Exchange Act documents by reference
          -------------------------------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Request for acceleration of effective date or filing of registration
          --------------------------------------------------------------------
          statement on Form S-8
          ---------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on May 2, 1997.

                                 DSP TECHNOLOGY INC.



                                 By:  /s/ Jose M. Millares, Jr.
                                     -------------------------------------------
                                      Jose M. Millares, Jr., Chief Financial
                                      Officer

                               POWER OF ATTORNEY
                               -----------------

     The officers and directors of DSP Technology Inc. whose signatures appear below, hereby constitute and appoint F. Gil Troutman, Jr. and Jose M. Millares, Jr., and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 2, 1997.


Signature                        Title
-------------------------------------------------------------------------------


/s/ F. Gil Troutman, Jr.
------------------------------
F. Gil Troutman, Jr.             President, Chief Executive Officer and Director
                                 (Principal Executive Officer)


/s/ Jose M. Millares, Jr.
------------------------------
Jose M. Millares, Jr.            Vice President, Finance, Chief Financial
                                 Officer and Secretary (Principal Financial
                                 Officer and Principal Accounting Officer)

/s/ Howard O. Painter, Jr.
------------------------------
Howard O. Painter, Jr.           Director and Chairman of the Board


/s/ Michael A. Ford
------------------------------
Michael A. Ford                  Director


/s/ J. Scott Kamsler
------------------------------
J. Scott Kamsler                 Director

                                 EXHIBIT INDEX
                                 -------------
 4.1. Restated Articles of Incorporation of the Company are incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form S-1 (No. 2-99364) filed August 1, 1985

 4.2. Amendment to Restated Articles of Incorporation of the Company are incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's registration statement on Form S-1 (No. 2-99364) filed on November 5, 1985

 4.3. Certificate of Amendment of Articles of Incorporation of the Company are incorporated by reference to Exhibit 3.5 to the Company's annual report on Form 10-K (No. 0-14677) filed April 14, 1989

 4.4. Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.3 to the Company's annual report on Form 10-K (No. 0-14677) filed April 14, 1989

 5       Opinion re legality

23.1     Consent of Counsel (included in Exhibit 5)

23.2     Consent of Grant Thornton LLP

24 Power of Attorney (included in signature pages to this registration statement)